Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of common stock, par value $0.00001, of W&T Offshore, Inc., a Texas corporation, and that this Joint Filing Agreement may be included as an Exhibit to such joint filing. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 22nd day of August, 2019.

/s/ Tracy W. Krohn
Tracy W. Krohn

Tracy William Krohn Living Trust,
dated May 31, 2012

By:	/s/ Tracy W. Krohn
Tracy W. Krohn, as trustee

Tracy William Krohn 2008 JFF Trust,
dated December 3, 2011

By:	/s/ Tracy W. Krohn
Tracy W. Krohn, as trustee

Tracy William Krohn Exempt AKF
Descendant’s Trust, dated November 1, 2012

By:	/s/ Tracy W. Krohn
Tracy W. Krohn, as trustee